P O W E R   O F   A T T O R N E Y

The undersigned hereby appoints ROBERT REESE, ANNITA M. MENOGAN, KAY GUTHRIE and ANN L. BOE, and each of them acting either solely or jointly with the others, as his/her true and lawful attorney and agent for him/her in his/her name, place and stead, in any capacity, to execute and deliver reports on Form 3, Form 4 or Form 5 reporting transactions in the Class B Common Stock of Adolph Coors Company by or attributable to the undersigned and to file such report or reports with the Securities and Exchange Commission, each of such attorneys and agents to have power and authority to act in the name and on behalf of the undersigned as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

EXECUTED this 8th day of March, 2002.

      /s/ W. Leo Kiely III
      (W. Leo Kiely III)

STATE OF Colorado  )
     ) ss.
COUNTY OF Jefferson )

The foregoing instrument was acknowledged before me this 8th day of March, 2002 by W. Leo Kiely III.

Witness my hand and official seal.

      /s/ Carol Roman
      Notary Public, State of Colorado

My Commission expires on Aug. 2, 2005.

( S E A L )

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